EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-173158) of CurrencyShares® Japanese Yen Trust of our report dated January 14, 2010 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

January 13, 2012